EXHIBIT 23.1


                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================










                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-40088) of our report dated May 10, 2001 on our audits of the consolidated financial statements of Pawnbroker.com, Inc. of December 31, 2000 and March 31, 2000 and 1999, which report is included in the Annual Report on Form 10-K of Pawnbroker.com, Inc. for the year ended December 31, 2000.









                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
May 15, 2001



                   A Member of Accounting Group International
                   ==========================================

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172